SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2002

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)


          DELAWARE                      0-26483                 94-3236309
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer of
incorporation or organization)                            Identification Number)



             1000 MARINA BLVD., SUITE 200 BRISBANE, CALIFORNIA 94005
                  (Address of Principal Administrative Offices)


        Registrants Telephone Number, Including Area Code: (650) 624-1000


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Item 5. Other Events.

On February 25, 2002, the National Institute of Allergy and Infectious Diseases (NIAID) announced its decision not to proceed forward with a Phase III trial that would have tested a prime/boost vaccine approach using an Aventis Pasteur's experimental AIDS vaccine for North and South America, ALVAC-HIV (vCP1452), as the prime, with our AIDSVAX B/B as the boost. NIAID's decision was based on its Phase II study indicating that ALVAC-HIV did not induce a sufficient cytotoxic T lymphocyte (CTL) immune response to qualify it for the next trial phase. NIAID stated that its decision not to proceed with the trial does not mean that the vaccines are not efficacious. NIAID expressed its full support for a Phase III trial in Thailand, which combines another formulation of an Aventis Pasteur vaccine, ALVAC-HIV (vCP1521), and our B/E formulation of AIDSVAX.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VaxGen, Inc.
                                             (Registrant)

Dated: February 27, 2002                     By: /s/ Carter A. Lee
                                             ---------------------------------
                                             Carter A. Lee
                                             Senior Vice President
                                             Finance & Administration